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                                                                     EXHIBIT (m)

(NEW YORK LIFE LOGO)

AD105 PROVIDER VULDC ILLUSTRATION SAMPLE CALCULATION

Illustrated contract owner:

     Male Issue Age 40 Preferred Risk Class, $10,000 Annual Premium, 100% Allocated to the Separate Account, Face Amount $250,000, Death Benefit Option 2 switching to Option 1 in Year 25. No policy loans or partial withdrawals have been assumed.

Current Cost of Insurance Rates and Charges, Hypothetical Gross Annual Investment Return = 10.00%, Assumed Asset Charge = 0.79%.

POLICY VALUE

POLICY VALUE = [BEGINNING POLICY VALUE + NET PREMIUM - MONTHLY DEDUCTION] X NET
               INVESTMENT FACTOR

DERIVATION OF ANNUAL SEPARATE ACCOUNT RATE OF RETURN FROM GROSS RATE OF RETURN

     Net Separate Account Rate of Return = 9.13% =
     [(1 + Gross Separate Account Rate of Return) /\ (1/365) - (Assumed Asset Charge*/365)] /\ 365 - 1
     [(1 + 10.00%) /\ (1/365) - (0.79% / 365)] /\ 365 - 1

     where /\ signifies "to the power of"

* Asset charges vary by investment division: Actual Asset Charges deducted from Gross Rate of Return will vary with the contract owner's allocation of premium and policy value between the available investment divisions and the fixed account. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

HOW THE PERIODIC DEDUCTION FOR COST OF INSURANCE AND OTHER CONTRACT CHARGES ARE MADE

NET PREMIUM = Gross Premium - [ Sales Expense Charge + State Premium Tax Charge
              + Federal Tax Charge ]

     In Policy Years 1 through 5, the Sales Expense Charge equals 6.75% of the Gross Premium that is below the Target Premium and 4.25% of the Gross Premium that is above the Target Premium.

     In Policy Years 6 and later, The Premium Load equals 2.75% of the Gross Premium that is below the Target Premium and 0.75% of the Gross Premium that is above the Target Premium.

     In all policy years, the State Premium Tax Charge is 2% and the Federal Tax Charge is 1.25%.

Death Benefit: For Death Benefit Option 2, the Death Benefit equals the Face Amount + Policy Value Death Benefit = Face Amount + Policy Value

Monthly Deduction = COI Deduction + M&E Charge + Contract Charge + Per Thousand Face Amount Charge

     For example, on the fourth policy anniversary (at the beginning of the fifth policy year) for a Male, Preferred, Issue Age 40:

     Target Premium = $2,990
     Net Premium =$10,000 - [($2,990) x (0.10) + ($10,000-$2,990) x (0.075)] =
                  $9,175.25

          COI DEDUCTION = (Death Benefit / 1.0032737 - Policy Value) x Monthly COI Rate
               The current Monthly COI Rate is 0.000133
               Policy Value = End of year 4 Policy Value + Net Premium Received
                            = $41,719.44 + $9,175.25 = $50,894.69

               Death Benefit = Face Amount + Policy Value
                             = $250,000.00 + $50,894.69 = $300,894.69

               COI Deduction = ($300,894.69/1.0032737 -$50,894.69) x (0.000133)
                             = $33.12

          M&E CHARGE = (M&E rate) x (Policy Value allocated to the Separate
               Account)

               Policy Value = End of year 4 Policy Value + Net Premium Received = $41,719.44 + $9,175.25 = $50,894.69

               M&E rate for Policy Value $50,894.69 in Policy Year 5 = 0.0005833...

               M&E Charge = (0.0005833...) x $50,894.69 = $29.69

          CONTRACT CHARGE = Currently, $10.00 per month ($15.00 per month guaranteed maximum)

          PER THOUSAND FACE AMOUNT CHARGE = (Per Thousand Rate) x (Initial Face
               Amount/1000)

               Per Thousand Rate for Policy Year 5 = 0.07

               Per Thousand Face Amount Charge = (0.07 x ($250,000/1000)
                                               = $17.50

          The Monthly Deduction, year 5 month 1 = $33.12 + $29.69 + $10.00 +
                                                  $17.50 = $90.31

NET INVESTMENT FACTOR

The Net Investment Factor is calculated on every day in which the New York Stock Exchange is open. The Net Investment Factor is defined in the contract as (1) divided by (2) where:

          (1)  Is the sum of:

               - The net asset value of a fund share held in the Separate Account for that Investment Division determined at the end of the current valuation period, plus

               - The per share amount of any dividends or capital gain distributions made by the fund for shares held in the Separate Account for that Investment Division if the ex-dividend date occurs during the valuation period.

          (2) Is the net asset value of a fund share held in the Separate Account for that Investment Division determined as of the end of the immediately preceding valuation period.

     For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 9.13% net annual effective rate of return:

          MONTHLY NET INVESTMENT FACTOR (HYPOTHETICAL) = (1 + 9.13%) /\ (1/12)

     For the end of month 1, Policy year 5:
          Net Investment Factor = (1.0913) /\ (1/12) = 1.0073074

     The following is a detailed representation of the interim policy value calculations during Policy Year 5:

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
                                                                                                  Monthly Net
                Beginning       Net     Value After     COI      M&E     Monthly    Value After    Investment
Policy Month   Policy Value   Premium     Premium     Charge   Charge   Deduction    Deduction       Factor
------------   ------------   -------   -----------   ------   ------   ---------   -----------   -----------
      1          41,719.44    9175.25    50,894.69     33.12    29.69     90.31      50,804.38     1.0073074
      2          51,175.63       0.00    51,175.63     33.12    29.85     90.47      51,085.16     1.0073074
      3          51,458.45       0.00    51,458.45     33.12    30.02     90.64      51,367.81     1.0073074
      4          51,743.18       0.00    51,743.18     33.12    30.18     90.80      51,652.38     1.0073074
      5          52,029.82       0.00    52,029.82     33.12    30.35     90.97      51,938.85     1.0073074
      6          52,318.39       0.00    52,318.39     33.12    30.52     91.14      52,227.25     1.0073074
      7          52,608.89       0.00    52,608.89     33.12    30.69     91.31      52,517.58     1.0073074
      8          52,901.35       0.00    52,901.35     33.12    30.86     91.48      52,809.87     1.0073074
      9          53,195.77       0.00    53,195.77     33.12    31.03     91.65      53,104.12     1.0073074
     10          53,492.17       0.00    53,492.17     33.12    31.20     91.82      53,400.35     1.0073074
     11          53,790.57       0.00    53,790.57     33.12    31.38     92.00      53,698.57     1.0073074
     12          54,090.96       0.00    54,090.96     33.12    31.55     92.17      53,998.79     1.0073074

SURRENDER VALUE

     Surrender Charges are calculated as the lesser of:

          1)   The Maximum Surrender Charge

          2)   50% of the total premiums paid under the policy

     The Maximum Surrender Charge for a Male Preferred, Issue Age 40, Policy Year 5 is calculated as:

          Maximum Surrender Charge = (Initial Face Amount/1000) x (Surrender Charge Factor Per $1,000 Face Amount) x (Surrender Charge Percentage)

          The Surrender Charge Factor for a Male Preferred, Issue Age 40 is
          $27.31

          The Surrender Charge Percentage for a Male Preferred, Issue Age 40, Policy Year 5 is 78%

          Maximum Surrender Charge = ($250,000/1000) x ($27.31) x (78%) =
          $5,325.45

     50% of the total premiums paid under the policy after 5 years = 0.50 x (Annual Payment) x (Number of Years Paid to Date) = 0.5 x ($10,000) x (5)
                                                       = $25,000

     Surrender Charge = Lesser of Maximum Surrender Charge or 50% of Cumulative Premiums
                      = Lesser of $5,325.45 and $25,000
                      = $5,325.45

     Surrender Value = Policy Value at End of Year 5 - Surrender Charge Policy Value at End of Year 5 = $54,393.38
     Surrender Value, End of Year 5 = $54,393.38 - $5,325.45 = $49,067.93

DEATH BENEFITS

     For death benefit Option 1, the death benefit equals the greater of:

          -    The face amount on the date of death, or

          - The percentage of the policy value shown in the Compliance with Federal Laws Provision.

     For death benefit Option 2, the death benefit equals the greater of:

          -    Initial Face Amount + Policy Value at end of month of death, or

          - The percentage of the Policy Value shown at the end of the month in Compliance with Federal Laws Provision.

               Policy Value at End of Year 5 = $54,393.38

     When a Male Preferred, Issue Age 40, reaches attained age 44, the percentage of the policy value in the Compliance with Federal Laws Provision is 222% Death Benefit at the end of year 5 equals the greater of:

          - Initial Face Amount + Policy Value at end of month of death = $250,000 + $54,393.38 = $304,393.38

          -    222% x Policy Value, end of year 5 = 2.22 x $54,393.38 =
               $120,753.31

     Death Benefit, end of year 5 = $304,393.38

HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

MONTHLY DEDUCTION

     -    Monthly COI rates vary by attained age

     -    Per Thousand Face Amount Charge is zero in years 6 and later

     -    M&E Charges vary by policy year and policy value amounts

SURRENDER VALUE

     -    Surrender Charge Percentage varies by Policy Year

     -    Surrender Charge Percentage is zero in years 11 and later

     - Surrender Charge Percentages for the illustrated contract owner in other contract years follow the schedule below:

              SURRENDER CHARGE
POLICY YEAR      PERCENTAGE
-----------   ----------------

     1               100%
     2                95%
     3                89%
     4                84%
     5                78%
     6                73%
     7                67%
     8                60%
     9                54%
    10                47%
    11+                0%

DEATH BENEFIT

     - Death Benefits may exceed the Face Amount according to the Compliance with Federal Laws Provision.